UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 8, 2007
(Date of earliest event reported)
____________________________

QuikByte Software, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other Jurisdiction of Incorporation or Organization)

000-52228 (Commission File Number)		33-0344842 (IRS Employer Identification No.)
936A Beachland Boulevard, Suite 13 Vero Beach, FL 32963 (Address of Principal Executive Offices and zip code)

(772) 231-7544
(Registrant's telephone
number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01 Other Events

On November 2, 2007, QuikByte Software, Inc. (“Company”), a Colorado corporation, entered into a non-binding letter of intent to acquire Tcomt China Limited, a Hong Kong registered corporation (“Tcomt”).

Tcomt is a company headquartered in Hong Kong with manufacturing facilities in Dong-Guan, China, which designs, markets and manufactures wireless mobile devices, personal media players, navigation systems and other software applications for the telecommunications industry. Tcomt uses a design and supply approach to its business. The first phase of its business development was based on providing efficient and effective outsource research and design services to telecommunication providers in the Korean market. Tcomt plans to seek additional research and design service contracts from the communications companies in the entire Asian market, notably China and India. The next phase of the business plan is to seek design and supply contracts which Tcomt believes will provide multiple revenue streams, including service payments, royalties and residual revenues. Tcomt management believes these types of contracts will lead to increased revenue predictability, increased return on investment and brand awareness.

In the short term, Tcomt intends to focus on its marketing, sales and operational efforts to penetrate the China market with its existing and newly developed products. In the longer term, if successful with its proposed penetration of the China market, Tcomt plans to expand its market with its then current products and products designed for markets in North and South America.

In the proposed transaction the Company will acquire all of the outstanding capital stock of Tcomt for shares of convertible preferred stock of the Company, convertible into shares of common stock of the Company. The conversion will be contingent on a reverse split of the outstanding common stock of the Company. The preferred stock will vote with the common stock on an as converted basis, until conversion, and generally have no economic rights. In connection with the reverse split, it is expected that the name of the company will be changed and changes made to the authorized capital of the Company.

The preferred stock issued to the stockholders of Tcomt (“Existing Holders”) will represent in the aggregate 95% of the Company's issued and outstanding shares of common stock on a fully diluted and as-converted basis immediately after the close of the transaction. The current shareholders of the Company and a consultant to be issued shares at the closing of the transaction will own 5% of the issued and outstanding shares of common stock of the Company on a fully diluted and as-converted basis. At the close of the transaction, it is contemplated that a new board of directors will be designated by the Existing Holders, provided that for one year after the closing of the transaction, the board of directors will have one person designated by the current principal stockholder of the Company or new investors in the Company, who will be subject to reasonable approval by the Tcomt management.

The transaction is subject to a number of conditions, including the negotiation of a definitive acquisition agreement, which will contain customary representations and warranties of each party relevant to the nature of the transaction and various collateral agreements, such as employment, lock up and voting agreements. In addition, there will be a number of covenants, including the obligation to effect a reverse stock split. As conditions precedent to the transaction, Tcomt will have to provide audited financial statements prepared in accordance with generally accepted accounting principles in the United States of America, a background check on senior management of Tcomt, and required disclosure for use in the closing Current Report on Form 8-K. The transaction is also subject to business, legal and accounting due diligence review by the Company of Tcomt. The closing of the transaction also is conditioned on either the Company or Tcomt raising at least $10,000,000 in gross proceeds of additional equity capital. The terms of this capital raise have not been determined at this time. There can be no assurance given that the transaction will be consummated, or if consummated, on the basis of the above terms or that the contemplated financing will be sufficient to implement Tcomt’s business plan as disclosed above.

The Company is currently a “shell company” with nominal assets and operations whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIKBYTE SOFTWARE, INC (Registrant)

Date: November 8, 2007	By:	/s/ Kevin R. Keating
Kevin R. Keating, President and Director